UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2023

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard

Santa Clara, CA 95050

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00015 par value	PDFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2023, the Board of Directors (the “Board”) of PDF Solutions, Inc. (the “Company”) appointed Chi-Foon Chan to the Board as a Class II Director effective immediately to serve until the first Annual Meeting of Stockholders held after December 31, 2023. Dr. Chan has been appointed to the Nominating and Corporate Governance committee of the Board.

In connection with his appointment, and pursuant to the Company’s 2024 Director Compensation Program for Non-Employee Directors adopted by the Board on December 14, 2023, Dr. Chan will receive an annual cash retainer of $40,000 and an additional $4,000 cash retainer for serving as a member of the Nominating and Corporate Governance committee, and a restricted stock unit award valued at $300,000. The restricted stock unit award will vest with respect to 1/4th of the total shares subject to such award on the grant effective date and 1/4th of the total shares subject to such award every anniversary of the grant effective date thereafter until fully vested.

Dr. Chan currently serves as a member of the Board of Advisors at Intel Corporation since 2022. He was President, Co-Chief Executive Officer, and a member of the Board of Directors of Synopsys, Inc. from 2012 to 2022 and President, Chief Operating Officer, and a member of the Board of Directors of Synopsys, Inc. from 1998 to 2012. Prior to that he was a Senior Engineering Manager at Intel Corporation and General Manager-Microprocessor Division at NEC Electronics Corporation. He received a Bachelor and a Master of Science in Electrical Engineering from Rutgers State University and a Ph.D. in Computer Engineering from Case Western Reserve University.

The Company entered into its standard form of indemnification agreement with Dr. Chan, which requires the Company to indemnify Dr. Chan against certain liabilities that may arise as result of his status or service as a director. The description of Dr. Chan’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Annual Report on Form 10-K filed March 16, 2009, as Exhibit 10.17.

The Company also entered into its standard form of Board of Directors Acceleration Agreement with Dr. Chan, which provides that any stock awards to purchase shares of the Company’s common stock that are granted to Dr. Chan will become vested in full in the event of a change in control of the Company.

There are no arrangements or understandings between Dr. Chan and any other persons pursuant to which Dr. Chan was appointed as Director. He does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Dr. Chan does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Adnan Raza
Adnan Raza
EVP, Finance, and Chief Financial Officer (principal financial and accounting officer)

Dated: December 18, 2023